Exhibit 4.29

Exclusive Purchase Option Agreement

regarding

Reemake Media Co., Ltd.

among

Leo Ou Chen

Yusen Dai

Hui Liu

Chengdu Jumeiyoupin Science and Technology Co., Ltd.

and

Reemake Media Co., Ltd.

April 20, 2017

Exclusive Purchase Option Agreement

THIS EXCLUSIVE PURCHASE OPTION AGREEMENT (this “Agreement”),  dated April 20, 2017, is entered into by and among the following parties:

1.                  Leo Ou Chen

PRC ID card number:            ***

2.                            Yusen Dai

PRC ID card number:            ***

3.                            Hui Liu

PRC ID card number: ***

(Leo Ou Chen, Yusen Dai and Hui Liu are hereinafter collectively referred to as “Existing Shareholders” and individually, as a “Existing Shareholder”)

4.                  Chengdu Jumeiyoupin Science and Technology Co., Ltd. (the “WFOE”)

Registered Address:                        Room 501, 5th Floor, Building 3, District G, Tianfu Software Park, Yizhou Avenue Middle Section, High-tech Zone, Chengdu, Sichuan Province

Legal Representative:            Yusen Dai

5.                            Reemake Media Co., Ltd. (the “Company”)

Registered Address:                                                    Room 829, Seventh Floor, No. 71, Chaoyang Road, Chaoyang District, Beijing.

Legal Representative:            Yusen Dai

(Party A, Party B, Party C, Party D and Party E are hereinafter collectively referred to as the “Parties” and individually, as a “Party.”)

WHEREAS:

(1)         The Existing Shareholders are registered shareholders of the Company and legitimately hold the entire equities of the Company. As of the date hereof, the amount of capital contribution and shareholding in the registered capital of the Company is set forth in Appendix 1.

(2)         The Parties agree to make the following arrangements:

(a)                                 The Existing Shareholders intend to transfer their respective equities in the Company to the WFOE without breach of PRC laws, and the WFOE intends to accept such transfer;

(b)                                 The Company intends to transfer the assets held by the Company to the WFOE without breach of PRC laws, and the WFOE intends to accept such transfer:

(c)                                  In order to achieve the aforesaid  transfer of equity or assets, the Existing Shareholders and the Company agree to grant respectively exclusive and irrevocable equity transfer option and asset purchase option to the WFOE, whereby and to the extent permitted under the PRC laws, Existing Shareholders or the Company shall transfer the Option Equity or the Company’s Assets (as defined below) to the WFOE and/or any entity or person designated by the Company in accordance with the requirements of this Agreement at the request of the WFOE;

(d)                                 The Company agrees that the Existing Shareholders shall grant the Rollover Option to the WFOE pursuant to this Agreement; and

(e)                                  The Existing Shareholders agree to grant the asset purchase option to the WFOE pursuant to this Agreement.

NOW, THEREFORE, the Parties agree as follows:

Article 1  Definitions

1.1                               Unless otherwise defined in its context, in this Agreement:

“PRC Laws and Regulations”:

means the laws and regulations of the People’s Republic of China, administrative regulations, administrative regulations, local laws and regulations, judicial interpretation and other binding normative documents, each then in effect.

“Rollover Option”:	means an option granted by an Existing Shareholder in accordance with the terms and conditions of this Agreement to the WFOE to purchase equity of the Company.

“Asset Purchase Option”:	means the option granted by the Company in accordance with the terms and conditions of this Agreement to WFOE to purchase any of Company’s assets.

“Option Equity”:

in respect of each Existing Shareholder, means all of the equities in the Company’s registered capital (defined below) held by it; in respect of all of the Existing Shareholders, refers to all equities in the Company’s registered capital.

“Company’s registered capital”:	as of the date hereof, means the Company’s registered capital of RMB10,000,000, which will include any additional registered capital upon any capital increase during the term of this Agreement.

“Transfer Equity”:

means the equity of the Company that the WFOE may exercise the right in accordance with the provisions of Article 3 of this Agreement to request any of the Existing Shareholders to transfer to it or any or its designated entity or individual, which could be all or any part of the Option Equity, subject to sole discretion of the WFOE in accordance with the provisions of the PRC Laws and Regulations and its own business considerations.

“Transfer Asset”:

means the assets of the Company that the WFOE may exercise the right in accordance with the provisions of Article 3 of this Agreement to request the Company to transfer to it or any or its designated entity or individual, which could be all or any part of the assets of the Company, subject to sole discretion of the WFOE in accordance with the provisions of the PRC Laws and Regulations and its own business considerations.

“Exercise”:	means that the WFOE exercises its Rollover Option or Asset Purchase Option.

“Exercise Price”:

means the full consideration paid by WFOE or its designated entity or individual to an Existing Shareholder or the Company for the purpose of obtaining the Transfer Equity or the Company’s assets at each exercise.

“Business License”:

means any approval, permission, filing and registration required to be maintained by the Company to conduct legal and valid business operations, including but not limited to Business License for Business Enterprise, Tax Registration Certificate, Telecommunications and Information Services Business License, and other applicable licenses and permits then required by PRC laws.

“The Company’s Assets:

means all tangible and intangible assets owned or authorized to dispose during the term of this Agreement, including but not limited to real estates, movable assets, trademarks, copyrights, patents, know-how, domain names, software use rights and other intellectual properties.

“Material Agreement”:

means any agreement to which the Company is party and has material effect on the Company’s business or assets, including but not limited to the Exclusive Consulting and Service Agreement signed by the Company and the WFOE on May 27, 2016 and other material agreements regarding the Company’s business.

“Exercise Notice”:	has the meaning ascribed to it in Article 3.7 of this Agreement.

“Confidential Information”:	has the meaning ascribed to it in Article 8.1 of this Agreement.

“Defaulting party”:	has the meaning ascribed to it in Article 11.1 of this Agreement.

“Breach of contract”:	has the meaning ascribed to it in Article 11.1 of this Agreement.

“Right of the Party”:	has the meaning ascribed to it in Article 12.5 of this Agreement.

1.2                       Reference to any of the PRC Laws and Regulations in this Agreement shall be deemed to include :

(1)                         any amendments, changes, additions and re-enactments of such PRC Laws and Regulations, regardless of whether it becomes effective before or after the date of this Agreement; and

(2)                         any other decisions, notices and regulations issued thereunder or becoming effective on reliance thereof.

1.3                       Unless otherwise stated in the context of this Agreement, reference to any article, section, clause or paragraph in this Agreement means the corresponding article, section, clause or paragraph of this Agreement.

Article 2  Grant of Rollover Option and Asset Purchase Option

2.1                       Existing Shareholders hereby severally and jointly agree to grant to WFOE an irrevocable, unconditionally and exclusive option, whereby the WFOE may request Existing Shareholders to transfer the Option Equity to the WFOE or any of its designated entity or individual to the extent permitted under the PRC Laws and Regulations and subject to the terms and conditions of this Agreement.  The WFOE also agrees to accept such Rollover Option.

2.2                       The Company hereby agrees to grant of the Rollover Option by the Existing Shareholders to the WFOE pursuant to Section 2.1 and other provisions of this Agreement.

2.3                       The Company hereby agrees to grant WFOE an irrevocable, unconditionally and exclusive option, whereby the WFOE may request the Company to transfer all or any part of the Company’s assets to the WFOE or any of its designated entity or individual to the extent permitted under the PRC Laws and Regulations and subject to the terms and conditions of this Agreement.  The WFOE also agrees to accept such Asset Purchase Option.

2.4                       The Existing Shareholders hereby severally and jointly agrees to grant of the Asset Purchase Option by the Company to the WFOE pursuant to Section 2.3 and other provisions of this Agreement.

Article 3  Exercise of Option

3.1                       Subject to the terms and conditions of this Agreement, the WFOE has absolute discretion to determine the timing, manner and number of its exercise to the extent permitted by PRC Laws and Regulations.

3.2                       Subject to the terms and conditions of this Agreement and without breach of PRC Laws and Regulations, the WFOE shall have the right to request at any time the Existing Shareholders to transfer all or any part of the equities of the Company to it or any of its designated entity or individual.

3.3                       Subject to the terms and conditions of this Agreement and without breach of PRC Laws and Regulations, the WFOE shall have the right to request at any time the Company to transfer all or any part of its assets to it or any of its designated entity or individual.

3.4                       Upon exercise of the Rollover Option, the WFOE shall have the discretion to specify the number of the applicable Existing Shareholder’s equity to be transferred to the WFOE and/or its designated entity or individual.  Such Existing Shareholder shall transfer the number of equity so requested by the WFOE to the WFOE and/or its designated entity or individual. The WFOE and/or its designated entity or individual shall pay the transfer price to the applicable Existing Shareholder for the equity transferred in connection with  each exercise of the Rollover Option.

3.5                       Upon exercise of the Asset Purchase Option, the WFOE shall have the discretion to specify the asset of the Company to be transferred to the WFOE and/or its designated entity or individual.  The Company shall transfer the asset so requested by the WFOE to the WFOE and/or its designated entity or individual. The WFOE and/or its designated entity or individual shall pay the transfer price to the Company for the asset transferred in connection with  each exercise of the Asset Purchase Option.

3.6                       Upon each exercise, the WFOE may request transfer of the applicable equity or asset to itself, or transfer of all or any part of the applicable equity or asset to any third party designated by it.

3.7                       Upon each exercise, the WFOE shall issue a notice to excise Rollover Option or Asset Purchase Option (the “Exercise Notice”, the form of which is attached hereto as Appendix II and Appendix III) to the applicable Existing Shareholder or the Company. Upon receipt of the Exercise Notice, the applicable Existing Shareholder or the Company shall immediately transfer the Transfer Equity to the WFOE and/or any of its designated entity or individual pursuant to Sections 3.4 or 3.5 of this Agreement.

Article 4 Exercise Prices

4.1                       Upon exercise of the Rollover Option, the WFOE or its designated entity or individual shall pay to each applicable Existing Shareholder a transfer price equal to the underlying Transfer Equity’s corresponding amount in the company’s registered capital or the lowest price permitted under PRC Laws and Regulations, whichever is lower.  Each Existing Shareholder covenants  and agrees that it has been fully compensated by the WFOE, and therefore shall within ten (10) business days upon receipt of the transfer price and at the request of the WFOE (a) subject to compliance with PRC Laws and Regulations, transfer all of the transfer price to the WFOE or any of its designated entity or individual, or (b) transfer the transfer price to a bank account designated by the WFOE for expenditure and use under oversight of the WFOE.

4.2                       Upon exercise of the Asset Purchase Option, the WFOE or its designated entity or individual shall pay to the Company a transfer price equal to the lowest price permitted under PRC Laws and Regulations.

The Company covenants and agrees that it has been fully compensated by the WFOE, and therefore shall within ten (10) business days upon receipt of the transfer price and at the request of the WFOE (a) subject to compliance with PRC Laws and Regulations, transfer all of the transfer price to the WFOE or any of its designated entity or individual, or (b) transfer the transfer price to a bank account designated by the WFOE for expenditure and use under oversight of the WFOE.

Article 5 Representations and warranties

5.1                       Each of the Existing Shareholders hereby represents and warrants as follows:

5.1.1             It is a Chinese citizen with full capacity, has complete, independent legal status and legal capacity to sign, deliver and perform this Agreement, and may independently act as a party in any lawsuit.

5.1.2             The Company is a limited liability company that is duly incorporated and legally existing under the PRC Laws and Regulations, and is qualified as an independent legal person. It has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently act as a party in any lawsuit.

5.1.3             It has the complete power and authority to enter into, deliver and perform this Agreement and all other documents relating to the transactions contemplated under this Agreement, as well as the complete power and authority to complete the transactions contemplated under this Agreement.

5.1.4             This Agreement is legally and duly signed and delivered by the Existing Shareholders. This Agreement constitutes its legal and binding obligations and may be enforced under the terms of this Agreement.

5.1.5             Existing shareholders are registered legal owner of the Option Equity as of the date of this Agreement.  Other than the pledge created under the Equity Pledge Agreement dated May 27, 2016 and any amendment and/or restatement thereof, the rights provided the Shareholders’ Voting Rights Agreement dated May 27, 2016, each made among the Company, the WFOE and Existing Shareholders, and the rights provided hereunder, The Option Equity has no lien, pledge, claim, any other security interest or third party rights. Under this agreement, the WFOE and any of its designated entity or individual shall, upon exercise of applicable option, obtain good ownership of the Transfer Equity free from any lien, pledge, claim and any other security interest or third party right.

5.1.6             To the knowledge of Existing Shareholders, there is no lien, mortgage, claim and any other security interest or third party rights upon the Company’s assets.  Under this agreement, the WFOE and any of its designated entity or individual shall, upon exercise of applicable option, obtain good ownership of the Company’s assets free from any lien, pledge, claim and any other security interest or third party right.

5.1.7             Unless otherwise required by PRC Laws and Regulations, Existing Shareholders may not require the Company to declare distribution or make payment of any distributable profits, bonus or dividends.  If the Existing Shareholders receive any profits, bonus or dividends from the Company, the existing shareholders shall, at the request of the WFOE, (a) grant it to the WFOE or any of its designated entity or individual subject to compliance with PRC Laws and Regulations, or (b) transfer it to a bank account designated by the WFOE for expenditure and use under oversight of the WFOE.

5.2                       The Company hereby represents and warrants as follows;

5.2.1             The Company is a limited liability company that is duly incorporated and legally existing under the PRC Laws and Regulations, and is qualified as an independent legal person. It has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently act as a party in any lawsuit.

5.2.2             It has the complete power and authority to enter into, deliver and perform this Agreement and all other documents relating to the transactions contemplated under this Agreement, as well as the complete power and authority to complete the transactions contemplated under this Agreement.

5.2.3             This Agreement is legally and duly signed and delivered by the Company, and constitutes its legal and binding obligations.

5.2.4             There are no liens, mortgages, claims and other security interests and third party rights upon the Company’s assets.  Under this Agreement, the WFOE and any of its designated entity or individual shall, upon exercise of applicable option, obtain good ownership of the Company’s assets free from any lien, pledge, claim and any other security interest or third party right.

5.2.5             Unless otherwise required by PRC Laws and Regulations, the Company shall not declare any distribution or make payment of any distributable profits, bonus or dividends.

5.3                       The WFOE represents and warrants as follows;

5.3.1             The WFOE is a wholly foreign owned enterprise which is duly incorporated and validly existing under PRC Laws and Regulations, and has an independent legal person status.  The WFOE has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently act as a party in any lawsuit.

5.3.2             The WFOE has the complete power and authority to enter into, deliver and perform this Agreement and all other documents relating to the transactions contemplated under this Agreement, as well as the complete power and authority to complete the transactions contemplated under this Agreement.

5.3.3             This Agreement is legally and duly signed and delivered by WFOE, and constitutes its legal and binding obligations.

Article 6 Covenants of Existing Shareholders

Each of the Existing Shareholders hereby covenants as follows;

6.1                       During the term of this Agreement, without the prior written consent of WFOE;

6.1.1             it will not assign or otherwise dispose of any Option Equity or create any security interest or third party right thereupon;

6.1.2             It will not increase or decrease the registered capital of the Company or merge the Company with any other entity;

6.1.3             It will not, or cause the management of the Company to, dispose of any material asset of the Company (except in the ordinary course of business);

6.1.4             It will not terminate or cause the management of the Company to terminate any material agreement entered into by any Company, or enter into any other agreement that conflicts with any existing material agreement;

6.1.5             It will not appoint or replace any director, supervisor or any other management member of the Company which shall be appointed or replaced by any existing shareholder;

6.1.6             It will not procure the Company to declare distribution or make payment of any distributable profits, bonus or dividends;

6.1.7             it will ensure that the company is in perpetual existence and not terminated, liquidated or dissolved;

6.1.8             It may not amend the Company’s articles; and

6.1.9             It will ensure that the Company shall not lend or borrow a loan, or provide guaranty or any other security, or undertake any substantial obligations other than in its ordinary course of business.

6.2                       During the term of this Agreement, it shall make best efforts to develop the Company’s business and to ensure that the Company is legally operated, and none of its actions or omissions may be prejudicial to the Company’s assets, goodwill or the validity of the Company’s business license.

6.3                       During the term of this Agreement, it shall promptly inform the WFOE of any circumstance which may have material adverse effect on the Company’s existence, business operation, financial condition, asset or goodwill, and promptly take all measures acceptable to the WFOE to prevent or remedy such circumstance.

6.4                       Upon issue of the Exercise Notice by the WFOE:

6.4.1             It shall immediately convene the shareholders meeting, adopt resolution and take all necessary action to agree that any Existing Shareholder or the Company may transfers all the Transfer Equity or Transfer Asset to the WFOE and/or any of its designated entity or individual, and waive any right of first refusal it has (if any);

6.4.2             It shall immediately enter into an equity transfer agreement with the WFOE and/or any of its designated entity or individual, transfer all the Transfer Equity to the WFOE and/or any of its designated entity or individual at the transfer price and, pursuant to requirements hereunder and applicable laws and regulations, provide support to the WFOE (including delivery and execution of all relevant legal documents, fulfillment of all government approvals and registration procedures and undertaking of all relevant obligations) necessary for the WFOE and/or any of its designated entity or individual to obtain all Transfer Equity free from any encumbrance, security interest, third party restrictions or any other restrictions thereon.

6.5                       If any Existing Shareholder receives a transfer price higher than its investment in the Company’s registered capital or any profit distribution, bonus or dividends from the Company, it agrees that without breach of PRC Laws and Regulations, it will forgive any excessive part of the transfer price or any profit distribution, bonus or dividends (exclusive of any relevant taxes), and the WFOE shall be entitled to such proceeds. The applicable Existing Shareholder shall direct the relevant transferee or company to pay such proceeds to a bank account designated by the WFOE.

Article 7 The Company’s Covenants

7.1                       The Company hereby covenants as follows:

7.1.1             If execution and performance of this Agreement and grant of the Rollover Option or Asset Purchase Option under this Agreement requires any third party’s consent, license, waiver, authorization or approval, license, or exemption of any government (If legally required), the Company will make efforts to assist in satisfying such conditions.

7.1.2             Without prior written consent of the WFOE, the Company will not assist or permit the Existing Shareholders to transfer or otherwise dispose of any Option Security or create any security interest or third party right thereupon.

7.1.3             Without prior written consent of the WFOE, the Company will not transfer or otherwise dispose of any Option Security or create any security interest or third party right thereupon.

7.1.4             The Company shall not engage in or allow any action or activity which may have an adverse effect on the interests of the Company under this Agreement, including but not limited to any action or activity restricted under Section 6.1.

7.2                       Upon issue of the Exercise Notice, the WFOE shall:

7.2.1             immediately cause the Existing Shareholders to convene shareholders meeting, adopt resolution and take any other necessary action, so as to consent to transfer of Transfer Assets at the transfer price from the Company to the WFOE and/or any of its designated entities or individuals;

7.2.2             immediately enter into assets transfer agreement with the WFOE and/or any of its designated entities or individuals to transfer the  Transfer Assets at the transfer price from the Company to the WFOE and/or any of its designated entities or individuals and, pursuant to the requirement of the WFOE and applicable laws and regulations, procure the shareholders to provide necessary support (including providing and signing all relevant legal documents, effecting all government approval and registration procedures and perform all relevant obligations) so that the WFOE and/or any of its designated entities or individuals receives the entire Transfer Assets, free from any encumbrance, security interest, third party restriction or any other limitation on the Company’s assets.

Article 8 Confidentiality obligation

8.1                       Whether this Agreement is terminated or not, the parties shall treat in confidence all trade secrets, proprietary information, customer information and other confidential information (hereinafter collectively referred to as “Confidential Information”) of the other Parties received by it in connection with execution and performance of this Agreement. The party receiving the Confidential Information shall not disclose any Confidential Information to any other third party, except with prior written consent of the Disclosing Party or required under applicable laws and regulations or in the jurisdiction where affiliate of any Party is listed.  Other than for performance of this Agreement, Any party receiving Confidential Information shall not use directly or indirectly any Confidential Information.

8.2                       The following information is not confidential: (1) there is written evidence that such information has been legally known to the receiving Party: (2) any information that is known to the public without fault of the receiving party; or (3) any information that is obtained by the receiving Party from legal source.

8.3                       The Party receiving the information may disclose the Confidential Information to its relevant employee, agent or advisor, provided that such Party shall ensure that such employee, agent or advisor comply with the relevant terms and conditions of this Agreement and be held liable for any breach thereof by such employee, agent or advisor.

8.4                       Notwithstanding any other provisions of this Agreement, this Article 8 will survive termination of this Agreement.

Article 10  Term of Agreement

This Agreement shall become effective when it is duly executed by all Parties and terminate upon transfer of all Option Equity and the Company’s Assets to the WFOE and/or any of its designated entities or individuals in accordance with the terms of this Agreement.

Article 10  Notice

10.1                Any notice, request, claim and other correspondence required by this Agreement or made under this Agreement shall be delivered in writing to the applicable Party.

10.2                If the above notice or other communication is sent in the form of fax or telex, it will be deemed to be delivered upon delivery; if sent by person, it shall be deemed to have been delivered upon personal delivery; if sent by mail, it will be deemed to be delivered five (5) days after the mailing.

Article 11  Liability for Breach of Contract

11.1                The Parties agree and confirm that if any Party (hereinafter referred to as “Defaulting party”) materially breach any provision under this Agreement or substantially fails to perform or delays in performing any obligation under this Agreement (Hereinafter referred to as “default”), the non-defaulting Parties shall have the right to request the Defaulting party to correct the default or take remedial measures within a reasonable period of time.  If the Defaulting Party fails to do so within a reasonable period of time or within ten (10) days after written notice from the non-defaulting Parties requesting such correction, the non-defaulting Parties shall have the right to decide as follows:

11.1.1      If any Existing Shareholder or the Company is the Defaulting Party, the WFOE shall have the right to terminate this Agreement and hold the Defaulting Party liable for any damages; and

11.1.2      If the WFOE is the Defaulting Party, the non-defaulting Party shall have the right to hold the Defaulting Party liable for any damages, but unless otherwise provided by law, it has no right to terminate this Agreement.

11.2                Notwithstanding any other provisions of this Agreement, this Article 11 will survive termination of this Agreement.

Article 12  Miscellaneous

12.1                This Agreement is made in Chinese in five (5) copies. Each Party shall hold one (1) copy.

12.2                The execution, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by PRC Laws and Regulations.

12.3                Any dispute arising under this Agreement and relating to this Agreement shall be settled by negotiations.  If the Parties are unable to reach a consensus within thirty (30) days of the dispute, the dispute shall be submitted to the court having jurisdiction in Beijing for resolution by arbitration.

12.4                Any rights, powers and remedies granted to the Parties under any terms of this Agreement shall not preclude any other rights, powers or remedies entitled by the Parties in accordance with the law and other provisions of this Agreement. No exercise by a Party of its rights, powers and remedies shall preclude its exercise of any other rights, powers and remedies to which such Party is entitled.

12.5                No failure to exercise or delay in exercising of any right, power or remedy by a Party entitled under this Agreement or the law (hereinafter referred to as the “Party’s Rights”) may result in the waiver of the Party’s Rights, and no single or partial waiver of the Party’s Rights shall preclude other exercise of the Party’s Rights and the exercise of the other Party’s Rights.

12.6                The headings of this Agreement are inserted for reference only and, in no event shall be used for or affect the interpretation of the provisions of this Agreement..

12.7                Each article of this Agreement may be divisible and independent of each of the other articles, and in the event that one or several of the provisions of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected.

12.8                This Agreement, once signed, supersedes any other prior legal documents signed by the Parties with respect to the same subject matter. Any modification or supplement to this Agreement shall be in writing and duly signed by the Parties.

12.9         No Party may assign any rights and/or obligations under this Agreement to any third party without the prior written consent of the other Parties.

12.10  This Agreement shall be binding upon legal assignee or successor of the Parties.

[NO TEXT BELOW]

[Signature Page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above.

Leo Ou Chen
Signature:	/s/Leo Ou Chen

Yusen Dai
Signature:	/s/Yusen Dai

Hui Liu
Signature:	/s/Hui Liu

Chengdu Jumeiyoupin Science and Technology Co., Ltd.

(Seal) /seal/

Signature:	/s/Yusen Dai
Name: Yusen Dai
Title: Legal Representative

Reemake Media Co., Ltd.

(Seal) /seal/

Signature:	/s/Yusen Dai
Name: Yusen Dai
Title: Legal Representative

Signature Page of EXCLUSIVE PURCHASE OPTION AGREEMENT

Appendix 1:

Company Profile

Company Name:           Reemake Media Co., Ltd.

Registered Address:       Room 829, 7th Floor, No. 71 Chaoyang Road, Chaoyang District, Beijing

Registered Capital:        RMB 10 million

Legal Representative:   Yusen Dai

Ownership structure:

Shareholder name	Contribution in the registered capital (RMB in ten thousands)	Percentage	ID Number/registration number
Leo Ou Chen	900.375	90.0375%	***
Yusen Dai	88.5	8.85%	***
Hui Liu	11.125	1.1125%	***
Total	1000	100%	—

Appendix 2:

Form Exercise Notice

To:[Name of existing shareholder]

Considering the undersigned has entered into an Exclusive Purchase Option Agreement (the “Option Agreement”) on [  ] with you and Reemake Media Co., Ltd. (the “Company”), whereby you, to the extent permitted under PRC laws and regulations and at the request of the undersigned, shall transfer your equity interests in the Company to the undersigned or any third party designated by the undersigned.

NOW, THEREFORE, the undersigned hereby issues to you the following Notice:

The undersigned hereby requests to exercises the Rollover Option under the Option Agreement, whereby you are required to transfer [•]% equity of the Company held by you (the “Proposed Transfer Equity”) to the undersigned or [name of entity/individual] designated by the undersigned.  Upon receipt of this Notice, you will immediately transfer the Proposed Transfer Equity to the undersigned or [name of entity/individual) designated by the undersigned in accordance with the Option Agreement.

Sincerely,

Chengdu Jumeiyoupin Science and Technology Co., Ltd. (Seal)

Authorized Representative:

Date:

Appendix 3:

Form Exercise Notice

To: Reemake Media Co., Ltd.

Considering the undersigned has entered into an Exclusive Purchase Option Agreement (the “Option Agreement”) on [  ] with you, Leo Ou Chen, Yusen Dai and Hui Liu, whereby you, to the extent permitted under PRC laws and regulations and at the request of the undersigned, shall transfer your assets to the undersigned or any third party designated by the undersigned.

NOW, THEREFORE, the undersigned hereby issues to you the following Notice:

The undersigned hereby requests to exercises the Asset Purchase Option under the Option Agreement, whereby you are required to transfer all of your assets set forth under the schedule separately provided (the “Proposed Transfer Assets”) to the undersigned or [name of entity/individual] designated by the undersigned.  Upon receipt of this Notice, you will immediately transfer the Proposed Transfer Assets to the undersigned or [name of entity/individual) designated by the undersigned in accordance with the Option Agreement.

Sincerely,

Chengdu Jumeiyoupin Science . and Technology Co., Ltd (Seal)

Authorized
Representative:

Date: